Exhibit 77(o)

Transactions Effected Pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate
ING Global Bond Fund	VTB Bank OJSC	04/04/12	Citibank	ING Bank NV